                                                                    Exhibit 10.9


                  SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT



                                  by and among


                             INLAND RESOURCES INC.,

                                   as Issuer,

                           INLAND PRODUCTION COMPANY,

                                  as Guarantor

                                      and

                                SOLVation Inc.,

                               as Note Purchaser


                                   $5,000,000

                           Dated as of August 2, 2001

                  SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT

          THIS SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT (this "Agreement") is dated as of August 2, 2001, by and among INLAND RESOURCES INC., a Washington corporation ("Inland" or "Issuer"), Inland Production Company, a Texas corporation ("IPC" or the "Guarantor"; the Guarantor, together with Inland, the "Companies") and SOLVation Inc., a Delaware corporation (the "Note Purchaser").

                                   RECITALS:

     A. Issuer desires that the Note Purchaser purchase one or more Senior Sub Notes (as hereinafter defined) in the aggregate principal amount of Five Million Dollars ($5,000,000) for the purposes described herein.

     B. Each Note Purchaser desires to purchase the Senior Sub Notes on the terms and conditions set forth herein.

          NOW THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound by the terms hereof, hereby agree as follows:

SECTION 1

                       DEFINITIONS AND ACCOUNTING MATTERS
          Section 1.1 Defined Terms. As used in this Agreement, each capitalized term has the meaning ascribed to it in this Section 1.1 or in Annex
                                                        -----------       -----
A attached hereto:
-
          "Agreement" shall have the meaning set forth in the preamble hereto.

          "Closing" has the meaning ascribed to such term in Section 2.3 hereof.
                                                             -----------

          "Companies" has the meaning set forth in the preamble hereto.

          "Event of Default" has the meaning ascribed to such term in Section
                                                                      -------
7.1.
---

          "Guarantor" has the meaning set forth in the preamble hereto.

          "Highest Lawful Rate" means the maximum nonusurious rate of interest that the Holders are permitted under applicable law to contract for, take, charge, or receive with respect to the Obligation in question.

          "Holders" means the holders of the Senior Sub Notes from time to time.

          "Indemnified Party" has the meaning set forth in Section 7.3 hereto.
                                                           -----------

          "Inland" has the meaning set forth in the preamble hereto.

          "IPC" has the meaning set forth in the preamble hereto.

          "Issuer" has the meaning set forth in the preamble hereto.

          "Majority Holder" means a Holder which, together with any Affiliate thereof which is a Holder, holds Senior Sub Notes evidencing more than fifty percent (50%) of the outstanding amount of Senior Sub Notes.

          "Maturity Date" means July 1, 2007, or the immediately succeeding Business Day.

          "Note Purchase Documents" means this Agreement, the Senior Sub Notes, the Bank Subordination Agreement and all other agreements, certificates, documents, instruments and writings at any time delivered by Issuer in connection with the purchase and sale of the Senior Sub Notes (exclusive of the term sheets, commitment letters, correspondence and similar documents used in the negotiation thereof).

          "Note Purchaser" has the meaning set forth in the preamble hereto.

          "Obligation" means any part of the Obligations.

          "Obligation(s)" means the sum of all Debt from time to time owing by the Issuer to the Holders under or pursuant to any of the Note Purchase Documents.

          "Order" means any order, writ, injunction, decree, judgment, award, determination, direction or demand.

          "Payment Date" means: (1) any date on which the maturity of the Senior Sub Notes is accelerated in accordance with Section 7.1; (2) any date on which
                                            -----------
any interest on or principal of the Senior Sub Notes is optionally prepaid in accordance with Section 2.10; and (3) the Maturity Date.
                ------------

          "Quarterly Accrual Date" means each March 31, June 30, September 30 and December 31 commencing September 30, 2001.

          "Register" shall have the meaning ascribed to such term in Section
                                                                     -------
8.7.

          "Requisite Holders" shall mean, depending on the action to be taken, one (1) or more Holders holding the following percentage of the outstanding principal amount of the Senior Sub Notes: (i) with respect to the delivery of notices of Default or Event of Default, Holder(s) holding at least fifty and one-tenth percent (50.1%) of the outstanding principal amount of all Senior Sub Notes; (ii) with respect to amending, modifying or waiving the terms of payment of principal or interest or the rate of interest set forth in Section 2.6 below,
                                                              -----------
Holder(s) holding one hundred percent (100%) of the outstanding principal amount of all Senior Sub Notes; and (iii) with respect to all other actions, Holder(s) holding fifty-one percent (51%) of the outstanding principal amount of all Senior Sub Notes.

          "Restricted Securities" shall have the meaning set forth under Rule 144 promulgated under the Securities Act.

          "Senior Sub Note(s)" shall have the meaning ascribed to such term in

Section 2.1.
-----------

          Section 1.2 Accounting Terms and Determinations. Except as otherwise expressly provided for in this Agreement, all accounting terms used in this Agreement shall be interpreted, all determinations with respect to accounting matters hereunder shall be made and all financial statements and certificates and reports as to financial matters required to be delivered to the Holders under this Agreement shall be prepared in accordance with GAAP applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Note Purchaser under this Agreement. To enable the ready and consistent determination of compliance with the covenants set forth in Sections 4.1 and 4.2, Issuer will not change the last day of its fiscal year
------------     ---
from December 31 of each year.

          Section 1.3 Interpretation. In this Agreement, unless otherwise indicated, the singular includes the plural and conversely; words importing one gender include the others; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the word "or" shall not be exclusive (i.e., shall be deemed to include of and/or"); the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to such parts of this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of this Agreement); and references to Persons include their respective permitted successors and assigns and, in the case of Governmental Persons, Persons succeeding to their respective functions and capacities.

                                   SECTION 2
                          PURCHASE AND SALE OF NOTES

          Section 2.1 Authorization of Senior Sub Notes. Issuer has duly authorized the issuance and sale of its unsecured senior subordinated notes due July 1, 2007 in the aggregate original principal amount of Five Million Dollars ($5,000,000) (collectively with any such notes issued in substitution therefor pursuant to Section 8.7 of this Agreement, the "Senior Sub Notes"). The Senior Sub Notes shall be substantially in the form set forth in Exhibit A, with such changes therefrom as may be approved by the Requisite Holders and Inland.

          Section 2.2 Sale and Purchase of Senior Sub Notes. Subject to the terms and conditions of this Agreement, Issuer will issue and the Note Purchaser will purchase from Issuer, at the Closing, Senior Sub Notes in the aggregate principal amount equal to Five Million

Dollars ($5,000,000), at a purchase price equal to 100% of the principal amount of such Senior Sub Notes.

          Section 2.3 Closing. At the closing of the transactions described herein (the "Closing"), Issuer will deliver to each Note Purchaser the Senior Sub Notes in denominations of at least $500,000, each dated the Closing Date and registered in the name of the applicable Note Purchaser (or in the name of a nominee of such Note Purchaser as designated in writing by such Note Purchaser), against delivery by such Note Purchaser to Issuer or its order on the Closing Date of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds to the account specified by Issuer.

          Section 2.4 Further Assurances. At any time or from time to time after the Closing, each of the parties hereto shall execute and deliver to the other parties hereto such other documents and instruments, provide such materials and information and take such other actions as such other parties may reasonably request to consummate the transactions contemplated hereby.

          Section 2.5 Use of Proceeds. In no event shall any proceeds from the sale of the Senior Sub Notes be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Inland represents and warrants to the Note Purchaser that Inland is not engaged principally, or as one of Inland's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

          Section 2.6 Rate of Interest. The Senior Sub Notes shall bear and accrue interest on the unpaid principal amount and accrued unpaid interest from time to time outstanding at the coupon rate of eleven percent (11%) per annum compounded quarterly on each Quarterly Accrual Date, from and after the Closing Date until their repayment in full.

          Section 2.7 Payment of Interest. Interest shall be payable in arrears in cash on each Payment Date, subject to any restriction on such payment in the Bank Subordination Agreement. If interest on the Senior Sub Notes is not paid in full on any Payment Date for any reason in cash, such interest shall be accrued until and shall be due and payable on the Maturity Date.

          Section 2.8 Computation of Interest. Interest shall be computed on the Senior Sub Notes on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Senior Sub Notes shall be computed as the sum of the daily interest for the period prior to each Payment Date, taking into account the outstanding principal balance of the Senior Sub

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Notes and accrued unpaid interest on each day of the period (where such balance on any given day shall reflect any payment of principal credited on such date pursuant to Section 2.11 hereof).
            ------------

          Section 2.9 Payment of Principal. Issuer shall not be required to make payments of principal on the Senior Sub Notes prior to the Maturity Date. The outstanding principal balance of the Senior Sub Notes shall be due and payable in full on the Maturity Date to the extent not prepaid pursuant to
Section 2.10 below prior thereto.
------------

          Section 2.10  Prepayments.

          (a)  Prior to July 1, 2007, Inland may, from time to time, upon one
(1) Business Day prior written notice to the Holders, prepay the Senior Sub Notes, in whole or in part (including all accrued interest thereon), without the prior consent of the Requisite Holders and without premium or penalty.

          (b) A prepayment by the Issuer shall be made on the Senior Sub Notes on a dollar-for-dollar basis with any payments on the TCW Sub Debt by the Issuer for so long as the Senior Sub Notes are outstanding (i.e., if any amount is paid as either interest or principal on the TCW Sub Debt, an equal amount shall be paid as interest and principal on the Senior Sub Notes until the Senior Sub Notes have been paid in full).

          (c)  Each prepayment of principal under this Section 2.10 shall be
                                                       ------------
accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal prepaid pursuant to this Section 2.10 shall be in addition to, and
                                       ------------
not in lieu of, all payments otherwise required to be paid under the Note Purchase Documents at the time of such prepayment. Any prepayments pursuant to this Section 2.10 shall be applied first, to accrued but unpaid interest on the
     ------------
Senior Sub Notes, and second, to outstanding principal on the Senior Sub Notes
                      ------
until paid in full.

          Section 2.11  General Payment Provision.

          (a) Except as may be agreed by Note Purchaser, Inland shall make each payment which Inland owes under any of the Note Purchase Documents not later than 1:00 p.m., New York, New York time, on the date such payment becomes due and payable, without set-off, deduction or counterclaim in lawful money of the United States of America, in immediately available funds sent by wire transfer to the bank accounts specified with respect to Note Purchaser (or to such other bank and accounts and pursuant to such other directions as the Holders may from time to time specify). Any payment received by the Holders after such time shall be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be the succeeding Business Day. Each payment under a Note Purchase Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of the Senior Sub Notes. When the Holders collect or receive money on account of the Obligations which is insufficient to pay all Obligations then due and payable, the Holders shall apply such money pursuant to Subsection 2.11(b)
                                                            ------------------
below.

          (b) Payments or prepayments of principal or interest on the Senior Sub Notes shall be applied ratably to such Senior Sub Notes. Except for prepayments pursuant to Section 2.10 (which shall be applied as provided in Section 2.10), any amount received by any Holder, whether as an interest payment or principal payment from or on behalf of Inland, shall be applied as follows in descending order of priority:

               (i) to all costs and expenses (including reasonable attorneys' fees) payable pursuant to Section 8.15 hereto or in enforcing any Obligations of, or in collecting any payments from, any obligor hereunder or under the other Note Purchase Documents;

               (ii) to Obligations (other than principal or interest) then due and owing Holders under any of the Note Purchase Documents;

               (iii) to interest which has accrued on any amounts hereunder, including, without limitation, on the Senior Sub Notes pursuant to Sections
     2.7 and 2.10(c);

               (iv) to payment of principal on the Senior Sub Notes until paid in full; and

               (v) if all Obligations under the Note Purchase Documents have been paid in full, to the Issuer.

          Section 2.12 Ranking. The Senior Sub Notes are senior to the TCW Sub Notes and the Junior Sub Notes pursuant to the TCW Subordination Agreement and Junior Sub Subordination Agreement, and are junior and subordinated pursuant to the Bank Subordination Agreement to the Senior Bank Debt. The Senior Sub Notes shall be senior in all respects to any other debt of Inland which is subordinated thereto.

                                   SECTION 3
                         REPRESENTATIONS AND WARRANTIES

          Section 3.1 Representations and Warranties of the Companies. Each of the Companies hereby represents, warrants and covenants to each Note Purchaser that, as of the date hereof and as of the Closing Date, each of the representations and warranties set forth in Annex B is true and correct in all material respects and by this reference incorporated herein.

          Section 3.2 Representations and Warranties of Note Purchaser. Note Purchaser hereby represents, warrants and covenants to Inland as follows:

          (a) Organization of Note Purchaser. Note Purchaser represents and warrants to Inland that Note Purchaser is a corporation duly formed, validly existing and in good standing under the Laws of Delaware. Note Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

          (b)  Authority of Note Purchaser. Note Purchaser represents and
               ---------------------------
warrants to Inland that the execution and delivery by such parties of this Agreement, and the performance of its obligations hereunder, has been duly and validly authorized by the all necessary action of Note Purchaser. This Agreement has been duly and validly executed and delivered by Note Purchaser and constitutes the legal, valid and binding obligations of Note Purchaser, enforceable against Note Purchaser, in accordance with its terms, except to the extent such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (b) is subject to general principles of equity.

          (c)  Compliance with Laws and Other Instruments. The consummation of
               ------------------------------------------
the transactions contemplated by this Agreement and the execution, delivery and performance of the terms and provisions of the Note Purchase Documents will not
(i) contravene, result in any breach of, or constitute a default under, any corporate charter or bylaws, or material agreement or instrument to which Note Purchaser is a party, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any Order of any court, arbitrator or Governmental Person applicable to the Companies, or (iii) violate any provision of any statute or other rule or regulation of any Governmental Person applicable to Note Purchaser.

          (d)  Acquisition for Purchaser's Account. Note Purchaser represents
               -----------------------------------
and warrants to Inland that it is acquiring and will acquire the Senior Sub Notes for its own account, with no present intention of distributing or reselling such securities or any part thereof in violation of applicable securities laws.

          (e)  Investment Experience. Note Purchaser has such knowledge and
               ---------------------
experience in financial and business matters, including investing in securities of new and speculative companies, as to be able to evaluate the merits and risks of an investment in its Senior Sub Notes.

          (f)  Securities not Registered. Note Purchaser acknowledges that its
               -------------------------
Senior Sub Notes have not been registered under the Securities Act or the securities laws of any state in the United States or any other jurisdiction and may not be offered or sold by Note Purchaser unless subsequently registered under the Securities Act (if applicable to the transaction) and any other securities laws or unless exemptions from the registration or other requirements thereof are available for the transaction.

          (g)  Qualified Institutional Buyer; Accredited Investor. Note
               --------------------------------------------------
Purchaser represents that it is a Qualified Institutional Buyer (as defined in Rule 144A promulgated under the Securities Act) and/or an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect.

          (h)  Acknowledgement of Risk. Note Purchaser acknowledges that an
               -----------------------
investment in its Senior Sub Notes involves a high degree of risk and represents that it understands the economic risk of such investment. Note Purchaser is prepared to bear the economic risk of retaining its Senior Sub Notes for an indefinite period, all without prejudice, however, to the rights of Note Purchaser, in accordance with this Agreement, lawfully to sell or otherwise dispose of all or any part of any Senior Sub Notes held by it.

          (i)  No Public Market. Note Purchaser understands that no public
               ----------------
market now exists for its Senior Sub Notes and that Inland has made no assurances with respect to any secondary market for such securities.

          (j)  No Public Solicitation. To the best of Note Purchaser's
               ----------------------
knowledge, the issuing of the Senior Sub Notes to Note Purchaser was made through direct, personal communication between Note Purchaser, a representative of TCW, and a representative of Inland and not through public solicitation and advertising.

          (k)  Due Diligence. Note Purchaser has performed its own independent
               -------------
investigation and evaluation of the Companies and the transactions contemplated hereby and has not, in connection with the transactions contemplated hereby, relied upon any representations or warranties of any kind whatsoever, whether express or implied, by the Companies or any of their respective officers, directors, employees, representatives or agents, except for such representations and warranties expressly set forth herein.

          (l) Reliance by Issuer. Note Purchaser understands and acknowledges that Inland will be relying upon its respective representations and warranties set forth in this Agreement in issuing the Senior Sub Notes to Note Purchaser.

                                   SECTION 4
                              COVENANTS OF ISSUER

          Section 4.1 Affirmative Covenants. To conform with the terms and conditions under which the Note Purchaser is willing to have credit outstanding to Inland, and to induce the Note Purchaser to enter into this Agreement and to purchase the Senior Sub Notes, the Companies hereby jointly and severally warrant, covenant and agree that until the full and final payment of the Obligations and the termination of this Agreement, unless the Requisite Holders have previously agreed otherwise (i) all of the covenants contained in Annex C-1
                                                                       ---------
attached hereto will be observed and (ii) as follows:

          (a)  Development.  Issuer and IPC will timely develop the oil and gas
               -----------
properties of Issuer and its Subsidiaries in accordance with an annual plan of development and annual budget (as may be amended from time to time as long as the overall development objectives are met, collectively, the "Development
                                                               -----------
Plan") approved in advance by the Majority Holder, if any. In furtherance
----
thereof, Issuer shall provide to the Majority Holder, if any, on or before December 1 of each year, for approval or disapproval, the proposed Development Plan for the following January through December period. The Majority Holder, if any, shall provide notice of approval or disapproval thereof within 20 days of receipt of the proposed Development Plan and failure to disapprove in writing within such 20 day period shall constitute approval.

          Section 4.2 Negative Covenants. To conform with the terms and conditions under which the Note Purchaser is willing to have credit outstanding to Inland, and to induce the Note Purchaser to enter into this Agreement and purchase the Senior Sub Notes, the Companies hereby jointly and severally warrant, covenant and agree that, until the full and final payment of the Obligations and the termination of this Agreement, unless the Requisite Holders otherwise approve in writing, (i) all of the covenants contained in Annex C-2 attached hereto will be observed and (ii) as follows:

          (a)  Indebtedness. Except for the Obligations and Permitted Debt, the
               ------------
Companies will not in any manner owe, be liable for, incur, create or suffer any Debt, or issue preferred stock which is subject to mandatory redemption prior to the Maturity Date.

          (b)  Limitation on Liens. Inland will not create, assume or permit to
               -------------------
exist any Lien upon any of the Properties or assets which Inland, respectively, now owns or hereafter acquires, except (i) Liens which secure the obligations under the Senior Bank Debt only, (ii) Liens for taxes, assessments or governmental charges not yet due or Liens that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Inland or (iii) Permitted Liens.

          (c)  No Mergers.  Inland will not (a) merge or consolidate with or
               ----------
into any other business entity other than IPC; provided, that Inland shall be the surviving entity, (b) sell all or substantially all of the assets of the Companies, taken as a whole, or (c) permit any Subsidiary to issue any stock other than to Issuer or a wholly-owned Subsidiary of Issuer.

          (d)  Limitation on Affiliate Payments. Issuer will not declare or
               --------------------------------
make, without the Requisite Holders' prior written consent, which the Requisite Holders may withhold in their sole and absolute discretion, any Affiliate Payment, except Permitted Distributions, and reimbursements of expenses in connection with the administration of Inland.

          (e) Limitation on Investments and New Business. Inland will not and will not permit any Subsidiary to:

               (i) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations;

               (ii) acquire any equity interest of, or make any other acquisitions of, or capital contributions to, or investments in (including extensions of credit, advances or loans), any Person, other than Permitted Investments; or

               (iii) make any acquisitions of, or investments in, any material properties, except for Permitted Investments and pursuant to existing lease commitments, and except as otherwise contemplated from time to time in the Development Plan.

          (f) Certain Contracts: Amendments; Multiemployer ERISA Plans. Inland will not:

               (i) enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which obligates Inland, to pay for such goods or service regardless of whether they are delivered or furnished to it;

               (ii) incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA other than those existing as of the Closing Date; or

               (iii) amend or permit any change to any contract or lease which has a Material Adverse Effect.

          Furthermore, Inland will ensure that no other Related Person controlled by Inland makes or permits any amendment described in clause (iii)
                                                                 ------------
above.

          (g)  No Amendments. If designees of TCW shall constitute a majority of
               -------------
the Board of Directors of Inland, Inland shall not reissue, modify or supplement any provision of any TCW Sub Note Purchase Document to which it is a party, without the prior written consent of the Requisite Holders.

                                   SECTION 5
                                   GUARANTY

          Section 5.1  Guaranty.

          (a) Inland will use the proceeds from the issuance of the Senior Sub Notes for the general corporate purposes of the group of companies comprised of Inland and the Subsidiaries, Guarantor being a part of such corporate group. For such valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Closing, Guarantor hereby, unconditionally and irrevocably guarantees to each Holder of the Senior Sub Notes at any time outstanding (a) the prompt, indefeasible payment in full, in dollars, when due (whether at stated maturity, by acceleration, by prepayment or otherwise) of the Obligations and (b) the prompt performance and observance by Inland of all covenants, agreements and conditions on its part to be performed and observed hereunder, in each case strictly in accordance with the terms thereof (such payments and other obligations being herein collectively called the "Guaranteed Obligations").

          (b) Guarantor hereby further agrees that if Inland shall default in the payment or performance of any of the Guaranteed Obligations, Guarantor will
(x) promptly pay or perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration, by prepayment or otherwise) in accordance with the terms of such extension or renewal and (y) pay to the Holder of any Senior Sub Note such amounts, to the extent lawful, as shall be sufficient to pay the costs and expenses of collection or of otherwise enforcing any of such Holder's rights under this Agreement, including, without limitation, reasonable counsel fees. Anything in any Note Purchase Document to the contrary notwithstanding, the maximum liability of the Guarantor under this Agreement shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable Laws relating to the insolvency of debtors (after giving effect to the right of contribution established in the following paragraph). The Guarantor further agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of the Guarantor under this Agreement without impairing the guarantee contained in this Section or affecting the rights and remedies of any Holder of any Senior Sub Notes.

          (c) All obligations of the Guarantor under this Section shall survive any transfer of any Senior Sub Note, and any obligations of the Guarantor under this Section with respect to which the underlying obligation of Issuer is expressly stated to survive payment of any Senior Sub Note shall also survive payment of such Senior Sub Note.

          Section 5.2  Obligations Unconditional.

          (a) Upon effectiveness, the obligations of the Guarantor hereunder constitute a present and continuing guaranty of payment and not of collectibility and are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Obligations, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of the Guarantor hereunder shall, upon effectiveness, be absolute and unconditional, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder which shall remain absolute and unconditional as described above:

               (i) any amendment or modification of any provision of this Agreement or any of the Senior Sub Notes or any assignment or transfer thereof, including without limitation the renewal or extension of the time of payment of any of the Senior Sub Notes or the granting of time in respect of such payment thereof, or of any furnishing or acceptance of security or any additional guarantee or any release of any security or guarantee so furnished or accepted for any of the Senior Sub Notes;

               (ii) any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of this Agreement or the Senior Sub Notes, or any exercise or non-exercise of any right, remedy or power in respect hereof or thereof;

               (iii) any bankruptcy, receivership, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to Inland or any other Person or the Properties or creditors of any of them;

               (iv) the occurrence of any Default or Event of Default under, or any invalidity or any unenforceability of, or any misrepresentation, irregularity or other defect in, this Agreement, the Senior Sub Notes or any other Note Purchase Document;

               (v) any transfer of any assets to or from Inland , including without limitation any transfer or purported transfer to Inland from any Person, any invalidity, illegality of, or inability to enforce, any such transfer or purported transfer, any consolidation or merger of Inland with or into any Person, any change in the ownership of any shares of capital stock or similar equity interests of Inland, or any change whatsoever in the objects, capital structure, constitution or business of Inland;

               (vi) any default, failure or delay, willful or otherwise, on the part of Inland or any other Person to perform or comply with, or the impossibility or illegality of performance by Inland or any other Person of, any term of this Agreement, the Senior Sub Notes or any other Note Purchase Document;

               (vii) any suit or other action brought by, or any judgment in favor of, any beneficiaries or creditors of, Inland or any other Person for any reason whatsoever, including without limitation any suit or action in any way attacking or involving any issue, matter or thing in respect of this Agreement, the Senior Sub Notes or any other Note Purchase Document;

               (viii) any lack or limitation of status or of power, incapacity or disability of Inland or any trustee or agent thereof; or

               (ix) any other thing, event, happening, matter, circumstance or condition whatsoever, not in any way limited to the foregoing.

          (b) Guarantor hereby unconditionally waives diligence, presentment, demand of payment, protest and all notices whatsoever and any requirement that any Holder of a Senior Sub Note exhaust any right, power or remedy against Inland under this Agreement or the Senior Sub Notes or any other Note Purchase Document, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

          (c) In the event that the Guarantor shall at any time pay any amount on account of the Guaranteed Obligations or take any other action in performance of its obligations hereunder, the Guarantor shall not exercise any subrogation or other rights hereunder or the Senior Sub Notes and the Guarantor hereby waives all rights it may have to exercise any such subrogation or other rights, and all other remedies that it may have against Issuer, in respect of any payment made hereunder unless and until the Guaranteed Obligations shall have been indefeasibly paid in full. If any amount shall be paid to the Guarantor on account of any such subrogation rights or other remedy, notwithstanding the waiver thereof, such amount shall be received in trust for the benefit of the Holders of the Senior Sub Notes and shall forthwith be paid to such Holders to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof. The Guarantor agrees that its obligations under this Section shall be automatically reinstated if and to the extent that for any reason any payment (including payment in full) by or on behalf of Issuer is rescinded or must be otherwise restored by any Holder of a Senior Sub Note, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.

          (d) The guarantee in this Section is a continuing guarantee and shall apply to the Guaranteed Obligations whenever arising. Each default in the payment or performance of any of the Guaranteed Obligations shall give rise to a separate claim and cause of action hereunder, and separate claims or suits may be made and brought, as the case may be, hereunder as each such default occurs.

          Section 5.3 Guarantees Endorsed on the Senior Sub Notes. Each Senior Sub Note shall have endorsed thereon a Guarantee executed by the Guarantor in the form of Exhibit B attached hereto.

                                   SECTION 6

                      TRANSFERABILITY OF SENIOR SUB NOTES

          Section 6.1 Restrictive Legend. Each note evidencing the Senior Sub Notes issued by Inland shall be stamped or otherwise imprinted with a legend in substantially the following form: "THE SECURITIES EVIDENCED BY THIS SENIOR SUB NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION." Provided, that such restrictive legend shall not be required after the date on which the securities evidenced by a Senior Sub Note bearing such restrictive legend no longer constitute Restricted Securities, and upon the request of the holder of such Senior Sub Note, and subject to the last sentence of Section 6.2,
                                                                    -----------
Inland, without expense to the holder, shall issue a new Senior Sub Note not bearing the restrictive legend otherwise required to be borne thereby.

          Section 6.2 Rule 144 and 144A. At any time when Inland is subject neither to Section 13 nor Section 15(d) of the Exchange Act, Inland will, with reasonable promptness upon the request of any Holder, in order to permit such Holders to transfer if they so desire, pursuant to Rule 144 or 144A promulgated by the Commission (or any successor to such rule), comply with all rules and regulations of the Commission applicable in connection with use of Rule 144 and 144A (or any successor rules thereto), including the provision of information concerning Inland to such Holders and the timely filing of all reports with the Commission in order to enable such Holders, if they so elect, to utilize Rule 144 or 144A, and Inland will cause any restrictive legends to be removed and any transfer restrictions to be rescinded with respect to any sale of Senior Sub Notes which is exempt from registration under the Securities Act pursuant to Rule 144 or 144A. If the Note Purchaser shall request that the restrictive legend on the Senior Sub Note be removed, the Note Purchaser, if requested by Inland, will have the obligation in connection with such request, at the Note Purchaser's expense, of delivering an opinion of counsel in form and substance reasonably satisfactory to Inland, in connection with such request, to the effect that the removal of such restrictive legend would not be in violation of the Securities Act or any applicable state securities laws.

                                   SECTION 7
                         EVENTS OF DEFAULT and REMEDIES

          Section 7.1  Events of Default.

          (a) If any of the events listed on Annex D attached hereto shall occur and be continuing it shall constitute an "Event of Default" under this
Agreement:

          (b) Subject to the restrictions in the Bank Subordination Agreement, upon the occurrence and continuation of an Event of Default described in clauses
(e)(i) - (iii) of Section D-1 of Annex D or the acceleration of the Senior Bank
--------------    -----------    -------
Debt, the TCW Sub Debt or the Junior Sub Debt, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Inland. Subject to the restrictions in the Bank Subordination Agreement, during the continuance of any other Event of Default (except as provided below in
Section 7.2), the Requisite Holders at any time and from time to time may
-----------
without notice to Inland declare any or all of the Obligations immediately due and payable, and all such obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Inland.

          Section 7.2 Remedies. (b) Subject to the restrictions in the Bank Subordination Agreement, if any Event of Default shall occur, the Requisite Holders may protect and enforce their rights under the Note Purchase Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Note Purchase Document, and the Requisite Holders may enforce the payment of any Obligations due or enforce any other legal or equitable right. Notwithstanding Section 7.1 above or this
                                                -----------
Section 7.2, if any Event of Default shall occur as a result of a breach of the
-----------
working capital covenant set forth in Section C-1.9 of Annex C while the Senior
                                      -------------
Bank Debt is still outstanding, the Holders shall not be entitled to take any action including without limitation acceleration of the Senior Sub Notes or the exercise of other remedies under Section 7.1 or this Section 7.2, unless there
                                 -----------         -----------
has been an acceleration of the Senior Bank Debt as a result thereof.

          Section 7.3 Indemnity. The Companies jointly and severally agree to indemnify each Indemnified Party, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Indemnified Party arising out of or resulting from or in any other way associated with (i) the Note Purchase Documents or any transaction contemplated thereby, (ii) any matter, event or occurrence with respect to the Note Purchaser and its Affiliates as shareholders and the Holders as noteholders of the Senior Sub Notes or (iii) this Agreement or any of the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein; (including any violation or noncompliance with any Environmental Laws by any Related Person or any liabilities or duties of any Related Person or of any Indemnified Party with respect to Hazardous Materials found in or released into the environment).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR ARE IN ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY INDEMNIFIED PARTY,


provided only that no Indemnified Party shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. As used in this section, the term "Indemnified Party" refers to the Note Purchaser (and each of its Affiliates) and each director, officer, agent, trustee, manager, member, partner, shareholder, principal, attorney, employee, representative and Affiliate of any such Person acting in such capacity.

                                   SECTION 8
                                 MISCELLANEOUS

          Section 8.1  Waivers and Amendments; Acknowledgment.

          (a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by the Holders in exercising any right, power or remedy which either may have under any of the Note Purchase Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by the Holders of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Note Purchase Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by the Requisite Holders, or, if so specified, by the Majority Holder, if any, and may be given or withheld in its sole and absolute discretion, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. This Agreement and the other Note Purchase Documents set forth the entire understanding and agreement of the parties hereto and thereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no modification or amendment of or supplement to this Agreement or the other Note Purchase Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced. THIS WRITTEN AGREEMENT AND THE OTHER NOTE PURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. This Agreement may be amended, but only with the written consent of each of the Companies and the Requisite Holders. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Holders at Law or in equity or otherwise.

          (b) Acknowledgments and Admissions. Inland hereby represents, warrants, acknowledges and admits that:

               (i) it has been advised by counsel in the negotiation, execution and delivery of the Note Purchase Documents to which it is a party;

               (ii) it has made an independent decision to enter into this Agreement and the other Note Purchase Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by the Note Purchaser, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Note Purchase Document delivered on or after the date hereof,

               (iii) there are no representations, warranties, covenants, undertakings or agreements by the Note Purchaser as to the Note Purchase Documents except as expressly set out in this Agreement or in another Note Purchase Document delivered on or after the date hereof,

               (iv) The Note Purchaser, in its capacity as Note Purchaser or a Holder, does not owe any fiduciary duty to Inland with respect to any Note Purchase Document or the transactions contemplated thereby;

               (v) the relationship pursuant to the Note Purchase Documents between Issuer, on the one hand, and the Note Purchaser, on the other hand, is and shall be solely that of debtor and creditor, respectively;

               (vi) no partnership or joint venture exists with respect to the Note Purchase Documents between Inland and the Note Purchaser;

               (vii) should an Event of Default or Default occur or exist, the Note Purchaser will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time;

               (viii) without limiting any of the foregoing, Inland is not relying upon any representation or covenant by the Note Purchaser, or any representative thereof, and no such representation or covenant has been made, that the Note Purchaser will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Note Purchase Documents with respect to any such Event of Default or Default or any other provision of the Note Purchase Documents; and

               (ix) the Note Purchaser has relied upon the truthfulness of the acknowledgments in this Section in deciding to execute and deliver this Agreement and to purchase the Senior Sub Notes.

          Section 8.2 Survival of Agreements; Cumulative Nature. All of the Companies' various representations, warranties, covenants and agreements in the Agreement and the Note Purchase Documents shall survive the execution and delivery of this Agreement and the other Note Purchase Documents and the performance hereof and thereof, including the purchase of the Senior Sub Notes and the delivery of the Senior Sub Notes and the other Note Purchase Documents, and shall further survive until all of the Obligations are paid in full to the Holders and all of the Holders' obligations to Inland hereunder are terminated or otherwise satisfied. Except as expressly provided herein, the representations, warranties, and covenants made by Inland in the Note Purchase Documents, and the rights, powers and privileges granted to the Holders in the Note Purchase Documents, are cumulative, and, except for expressly specified waivers and consents, no Note Purchase Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to the Holders of any such representation, warranty, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty or covenant herein contained shall apply to any similar representation, warranty or covenant contained in any other Note Purchase Document, and each such similar representation, warranty or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Note Purchase Documents.

          Section 8.3 Notices. All notices, requests, consents, demands and other communications required or permitted under any Note Purchase Document shall be in writing, unless otherwise specifically provided in such Note Purchase Document, and shall be deemed sufficiently given or furnished upon delivery, when delivered by personal delivery, by telecopy, by delivery service with proof of delivery, or three days after being deposited in the United States mail as registered or certified United States mail, postage prepaid, to Issuer or the Note Purchaser at the addresses set forth on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed):

                    If to Issuer or IPC:  410 17th Street, Suite 700
                                          Denver, Colorado 80202
                                          Attention: Marc MacAluso
                                          Telephone:  (303) 893-0102
                                          Facsimile:  (303) 893-0103


                    with a copy to:       Glast, Phillips, Murray & Co.
                                          13355 Noel Road, L.B. 48
                                          Dallas, Texas 75240
                                          Attention:  Michael D. Parsons, Esq.
                                          Telephone:  (972) 419-8311
                                          Facsimile:  (972) 419-8329

          Section 8.4 Governing Law; Submission to Process. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A NOTE PURCHASE DOCUMENT, THE NOTE PURCHASE DOCUMENTS, INCLUDING THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. INLAND HEREBY IRREVOCABLY SUBMITS ITSELF AND EACH OTHER RELATED PERSON TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF NEW YORK AND THE COUNTY OF NEW YORK AND AGREES AND CONSENTS THAT SERVICE OF

PROCESS MAY BE MADE UPON IT OR ANY OF ITS SUBSIDIARIES IN ANY LEGAL PROCEEDING RELATING TO THE NOTE PURCHASE DOCUMENTS OR THE OBLIGATIONS BY ANY MEANS ALLOWED UNDER NEW YORK OR FEDERAL LAW. INLAND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          Section 8.5  Limitation on Interest.

          (a) The Holders, Inland and any other parties to the Note Purchase Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Note Purchase Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither Inland nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this Section shall control over all other provisions of the Note Purchase Documents which may be in conflict or apparent conflict herewith.

          (b) The Holders expressly disavow any intention to contract for, charge or collect unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (i) the maturity of any Obligation is accelerated for any reason, (ii) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (iii) the Holders or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the obligations to an amount in excess of that permitted to be charged by applicable Law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then-outstanding principal of the related Obligations or, at the Holders' option, promptly returned to Issuer or the other payor thereof upon such determination.

          (c) In determining whether or not the interest paid or payable under any specific circumstances exceeds the maximum amount permitted under applicable Law, the Holders and the Related Persons (and any other payors thereof) shall, to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the Highest Lawful Rate from time to time in effect under applicable Law in order to lawfully charge the maximum amount of interest permitted under applicable law.

          Section 8.6 Termination; Limited Survival. Inland may, in its sole and absolute discretion at any time that no Obligation is owing under the Note Purchase Documents, elect in a notice delivered to the Holders to terminate this Agreement. Upon receipt by the Holders of such a notice, if no such Obligation is then owing, then this Agreement and all other Note Purchase Documents shall thereupon be terminated, and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by Inland in any Note Purchase Documents and any obligations which any Person may have to indemnify or compensate the Holders shall survive any termination of this Agreement or any other Note Purchase Document. At Inland's request and expense, the Holders shall prepare and execute all necessary instruments to reflect and effect such termination of the Note Purchase Documents. All representations and warranties and covenants made herein by the Companies or in any certificate or other instrument delivered by them or on their behalf under this Agreement shall be considered to have been relied upon by each Note Purchaser and shall survive the issuance of the Senior Sub Notes regardless of any investigation made by or on behalf of any Note Purchaser.

          Section 8.7 Registration, Transfer, Exchange, Substitution of Senior Sub Notes; Acknowledgement of Call Option.

          (a)  Registration of Senior Sub Notes. Inland shall keep at its
               --------------------------------
principal executive office a register for the registration and registration of transfers of Senior Sub Notes (the "Register"). The name and address of each Holder, each transfer thereof and the name and address of each transferee of one or more Senior Sub Notes shall be registered in such Register. Prior to due presentment for registration of transfer, the Person in whose name any Senior Sub Notes shall be registered shall be deemed and treated as the owner and Holder thereof for all purposes hereof, and Inland shall not be affected by any notice or knowledge to the contrary. Issuer shall give to any Holder, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered Holders of Senior Sub Notes.

          (b)  Transfer and Exchange of Senior Sub Notes. Upon surrender of any
               -----------------------------------------
Senior Sub Note at the principal executive office of Inland for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Senior Sub Note or part thereof), Inland shall execute and deliver, at Inland's expense, one or more new Senior Sub Note(s) (as requested by the Holder thereof) of the same series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Senior Sub Note; provided,
                                                                   --------
however, that no transfer of Senior Sub Notes may be made (i) to a transferee
-------
who is not an accredited institutional investor or a qualified institutional buyer and (ii) unless such transfer is made pursuant to an exemption from registration under the securities laws of the United States including without limitation any resale of any Senior Sub Notes under Rule 144A of the Securities Act. Any purported transfer of a Senior Sub Notes or an interest therein which is prohibited hereby shall be null and void ab initio and of no force or effect whatever. Each such new Senior Sub Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A. Each
                                                             ---------
such new Senior Sub Note
shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Senior Sub
Note if no interest shall have been paid thereon. Senior Sub Notes shall not be transferred in denominations of less than $1,000,000, provided that if necessary
                                                      --------
to enable the registration of transfer by a Holder of its entire holding of Senior Sub Notes, one Senior Sub Note may be in a denomination of less than $1,000,000. If the Note Purchaser shall request that the restrictive legend on the Senior Sub Note be removed, the Note Purchaser, if requested by Inland, will have the obligation in connection with such request, as applicable, at the Note Purchaser's expense, of delivering an opinion of counsel in form and substance reasonably satisfactory to Inland, in connection with such request to the effect that the removal of such restrictive legend would not be in violation of the Securities Act or any applicable state securities laws.

          (c)  Replacement of Senior Sub Notes. Upon receipt by Inland of
               -------------------------------
evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Senior Sub Notes, and (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that
                                                                  --------
if the Holder of such Senior Sub Note is, or is a nominee for, the Note Purchaser or another Holder of a Senior Sub Note with a minimum net worth of at least $5,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or (ii) in the case of mutilation, upon surrender and cancellation thereof, Inland at its own expense shall execute and deliver, in lieu thereof, a new Senior Sub Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Senior Sub Note or dated the date of such lost, stolen, destroyed or mutilated Senior Sub Note if no interest shall have been paid thereon.

          (d)  Acknowledgement of Call Option. Inland and Note Purchaser
               ------------------------------
acknowledge that pursuant to that certain Option Agreement dated as of August 2, 2001 between TCW and Note Purchaser, the Note Purchaser have granted to TCW an option to purchase the Senior Sub Notes and all rights, titles and interests of Note Purchaser under the Note Purchase Documents on the terms set forth therein. Inland acknowledges and agrees that any transfer of Senior Sub Notes pursuant to an exercise of such option shall be a permitted transfer hereunder.

          (e)  Acknowledgement of Tax Sharing Letter Agreement. Inland and Note
               -----------------------------------------------
Purchaser acknowledge that pursuant to that certain Tax Sharing Letter Agreement dated as of August 2, 2001 between TCW, Inland and Note Purchaser, the parties thereto have agreed to the terms set forth therein.

          Section 8.8 Waiver of Jury Trial, Punitive Damages, Etc. EACH OF INLAND AND THE HOLDERS HEREBY:

          (a) KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE SENIOR SUB NOTE PURCHASE DOCUMENTS OR THE PURCHASE AND SALE OF ANY SENIOR SUB NOTES CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY;

          (b) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES;


          (c) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND

          (d) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER NOTE PURCHASE DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

          Section 8.9 Exhibits and Schedules; Additional Definitions. All Exhibits and Schedules to this Agreement are a part hereof for all purposes.

          Section 8.10  Confidentiality of Holders.


          (a) Notwithstanding the termination of this Agreement and except as otherwise provided herein or in this subsection (a) or subsection (b) below, Inland shall maintain the confidentiality of the identities of (i) any Holder or any holder of any Obligation other than the Senior Sub Notes; and (ii) any owner of a beneficial interest in the Senior Sub Notes (collectively, "Confidential Information") and shall not, without the Requisite Holders' prior written consent, disclose any such information to another Person or use such information for purposes other than those contemplated herein.

          (b) Inland may disclose Confidential Information to its directors, officers, members, employees, and agents (including attorneys, accountants, and consultants) to whom such disclosure is reasonably necessary for the execution or effectuation hereof, provided Inland notifies all such Persons that the Confidential Information disclosed to them is subject to this section and requires them not to disclose or use such information in breach of this Section. Inland may also disclose Confidential Information in filings with the Commission to the extent required to be disclosed therein.

          (c) If Inland is requested or required by legal process (including law or regulation, oral questions, interrogatories, request for information or documents, subpoena, and civil investigative demand) to disclose any Confidential Information, Inland shall promptly notify the Holders of such request prior to complying with such process so that the Holders may seek an appropriate protective order or waive the respondent's compliance with this section. If, after such notice and after providing the Holders a reasonable opportunity to obtain a protective order or to grant such waiver (so long as the granting of such time does not put Inland in breach of its obligations to disclose), Inland is nonetheless legally compelled to disclose such information, Inland may do so without liability under this Section.

          (d) Any Confidential Information which becomes publicly available through no breach by Inland of its obligations hereunder or a breach by a third party of a confidential obligation to the Holders shall no longer be deemed to be Confidential Information.

          Section 8.11 Reproduction of Documents. This Agreement and all documents relating hereto may be reproduced by you and by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original documents so produced. Each of the parties hereto agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          Section 8.12 Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties whether so expressed or not.

          Section 8.13 Counterparts. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

          Section 8.14 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          Section 8.15 Expenses. The Companies will pay all reasonable costs and expenses incurred by Smith and any other Holders (a) relating to the negotiation, preparation, execution and delivery of this Agreement and the other Note Purchase Documents and the issuance of the Senior Sub Notes (including, without limitation, reasonable fees, office charges and expenses of counsel to Smith, Paul, Weiss, Rifkind, Wharton & Garrison), (b) relating to printing the instruments evidencing the Senior Sub Notes, (c) relating to any amendments, waivers or consents under this Agreement to the same extent as set forth in clause (a) and (b) above, (d) relating to the filing, recording, refiling and re-recording of any Note Purchase Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Note Purchase Document, or any other event with respect to which Inland shall have the right to recover from any party expenses or costs paid or reimbursed to Holders, (e) incident to the enforcement by the Holders of, or the protection or preservation of any right or remedy of the Holders under, this Agreement and the other Note Purchase Documents, or any other document or agreement furnished pursuant hereto or thereto or in connection herewith or therewith (including, without limitation, reasonable fees and expenses of counsel), and (f) relating to any bankruptcy, insolvency or other similar action or proceeding in any jurisdiction involving any of the Companies. The Companies shall pay such costs and expenses, to the extent then payable, on the date of issuance of the Senior Sub Notes or, with respect to those matters described in clauses (b) through (f) above, thereafter from time to time upon demand by Smith upon presentation, in each such case, of a reasonably detailed statement thereof. The Companies' obligations under this Section 8.15 shall survive the payment of the Senior Sub Notes, but only with respect to expenses incurred prior to payment in full of the Senior Sub Notes and any other obligations under the Note Purchase Documents.

          Section 8.16 Specific Performance. The Companies recognize that money damages may be inadequate to compensate the Holders for a breach by the Companies of their obligations hereunder, and the Companies irrevocably agree that the Holders shall be entitled to the remedy of specific performance or the granting of such other equitable remedies as may be awarded by a court of competent jurisdiction in order to afford Smith the benefits of this Agreement and that the Companies shall not object and hereby waive any right to object to such remedy or such granting of other equitable remedies on the grounds that money damages will be sufficient to compensate the Holders.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                              ISSUER:

                              INLAND RESOURCES INC.,
                              a Washington corporation



                              By:    /s/ Marc MacAluso
                                   --------------------------------------------
                                   Marc MacAluso
                                   Chief Executive Officer


                              GUARANTOR:

                              INLAND PRODUCTION COMPANY,
                              a Texas corporation


                              By:    /s/ Bill I. Pennington
                                   --------------------------------------------
                                   Name:  Bill I. Pennington
                                   Title:    President/Chief Financial Officer

                              NOTE PURCHASER:


                              SOLVation Inc., a Delaware corporation



                              By:    /s/ Steven R. Kamen
                                 ------------------------------------------
                              Name:  Steven R. Kamen
                                   ------------------------------------------
                              Title: Senior Vice President
                                    ------------------------------------------

                              Address for Notices:


                              SOLVation, Inc.
                              885 Third Avenue, 34th Floor
                              New York, NY  10022
                              Attention:  General Counsel
                              Fax:  (212) 702-0145

                                                                       EXHIBIT A

                       [Form of Senior Subordinated Note]


                            SENIOR SUBORDINATED NOTE

$_________                                                        August 2, 2001
R-[________]


          FOR VALUE RECEIVED, the undersigned, Inland Resources Inc., a Washington corporation (the "Issuer"), hereby promises to pay to SOLVation Inc.
                             ------
("Note Purchaser") or its registered assigns (the "Holder"), in the manner
  --------------                                   ------
provided in the Senior Sub Note Purchase Agreement referred to below, the principal sum of Five Million Dollars ($5,000,000) (or so much thereof as shall not have been prepaid) in lawful money of the United States of America and in immediately available funds, on or before July 1, 2007. The undersigned also promises to pay to the Holder hereof interest on the unpaid principal amount of this Senior Sub Note, in like money and funds, at the rate set forth in, and payable in accordance with Sections 2.6, 2.7, 2.8, 2.9, 2.10 and 2.11 of that
                           ------------------------------------------
certain Senior Subordinated Note Purchase Agreement, dated as of August 2, 2001 (the "Agreement")(capitalized terms used herein without definition shall have
      ---------
the meanings ascribed to them in the Agreement), among the Issuer, IPC, and the Note Purchaser.

          This Senior Sub Note is one of the Senior Sub Notes issued pursuant to the Agreement. Payments of interest shall be computed on the basis set forth in the Agreement and shall be payable on the unpaid principal amount of this Senior Sub Note in arrears on each Payment Date as provided in the Agreement, until this Senior Sub Note shall be paid in full. Payments of principal, and interest are to be made in lawful money of the United States of America.

          The Agreement provides for the acceleration of the maturity of this Senior Sub Note upon the occurrence of certain events and for prepayments of this Senior Sub Note upon the terms and conditions specified therein.

          This Senior Sub Note and entitled to the benefits provided in, the Note Purchase Documents, in each case to the extent provided in said agreements.

          THE SECURITIES EVIDENCED BY THIS SENIOR SUB NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          ALL INDEBTEDNESS EVIDENCED BY THIS SENIOR SUB NOTE IS SUBORDINATED TO OTHER INDEBTEDNESS PURSUANT TO, AND TO THE EXTENT PROVIDED IN, AND IS OTHERWISE SUBJECT TO THE TERMS OF, THE SUBORDINATION AGREEMENT DATED AUGUST 2, 2001 (THE "BANK SUBORDINATION AGREEMENT"), AS THE SAME MAY BE AMENDED, MODIFIED OR OTHERWISE SUPPLEMENTED FROM TIME TO TIME , BY AND AMONG INLAND PRODUCTION COMPANY, AS BORROWER, INLAND RESOURCES INC., AS GUARANTOR, AND FORTIS CAPITAL CORP., AS AGENT FOR THE LENDERS PARTIES TO THE SENIOR CREDIT AGREEMENT REFERRED TO IN THE BANK SUBORDINATION AGREEMENT, AND THE HOLDERS FROM TIME TO TIME OF THE OBLIGATIONS ARISING UNDER THE SUBORDINATED LOAN AGREEMENT REFERRED TO IN THE BANK SUBORDINATION AGREEMENT, INCLUDING, WITHOUT LIMITATION, THIS SENIOR SUB NOTE.

          THIS SENIOR SUB NOTE IS ALSO SUBJECT TO THE TERMS, CONDITIONS AND AGREEMENTS SET FORTH IN (a) THAT CERTAIN AMENDED AND RESTATED SHAREHOLDERS AGREEMENT DATED AS OF AUGUST 2, 2001 BETWEEN TCW, HAMPTON AND ISSUER AND (b) THAT CERTAIN OPTION AGREEMENT DATED AS OF AUGUST 2, 2001 BETWEEN TCW AND SMITH, AND THE CALL OPTION WITH RESPECT TO THIS AND ANY OTHER SENIOR SUB NOTES GRANTED THEREIN.

          This Senior Sub Note is a registered Senior Sub Note and, as provided in the Agreement, upon surrender of this Senior Sub Note for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder of this Senior Sub Note or such Holder's attorney duly authorized in writing pursuant to Section 8.7 of the Agreement),
                                                -----------
one or more new Senior Sub Notes for a like aggregate principal amount will be issued to, and registered in the name of, the transferee. Prior to the due presentment for registration and transfer, the Issuer may treat the Person in whose name this Senior Sub Note is registered as the Holder and the owner of this Senior Sub Note for the purpose of receiving payment and for all other purposes of this Senior Sub Note and the Agreement. Notwithstanding anything to the contrary herein, the right to receive payments of interest and principal under this Senior Sub Note shall be transferable only upon surrender for cancellation of this Senior Sub Note, and the issuance of a new Senior Sub Note registered in the name of the transferee. In addition, the Issuer shall maintain a register in which it shall record the name of the Note Purchaser or any transferee, and no transfer shall be valid unless so registered.

          This Senior Sub Note shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws provisions thereof).

                              INLAND RESOURCES INC.,
                              a Washington corporation



                              By:  __________________________________
                                   Marc MacAluso
                                   Chief Executive Officer

                              410 17th Street, Suite 700
                              Denver, Colorado 80202
                              Attention: Marc MacAluso
                              Telephone:  (303) 893-0102
                              Facsimile:  (303) 893-0103

                                                                       EXHIBIT B

                               FORM OF GUARANTEE

          For value received, the undersigned hereby, unconditionally and irrevocably, guarantees to the Holder of the foregoing Senior Sub Note the due and punctual payment of the principal and interest on said Senior Sub Note, as more fully provided in the Agreement referred to in said Senior Sub Note.